CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional
Information constituting parts of this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated February 16, 2012, relating to the financial statements and financial highlights appearing in the December 31, 2011 Annual Reports to
Shareholders of Vanguard Balanced Index Fund, Vanguard Managed Payout Growth Focus Fund,
Vanguard Managed Payout Growth and Distribution Fund, and Vanguard Managed Payout
Distribution Focus Fund (comprising Vanguard Valley Forge Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial
Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the
Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
April 23, 2012